UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a–12

NOVA LIFESTYLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVA LIFESTYLE, INC.

6565 E. Washington Blvd.

Commerce, CA 90040

SUPPLEMENT DATED APRIL 26, 2023

TO THE PROXY STATEMENT DATED APRIL 21, 2023

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 1, 2023

On April 21, 2023, Nova LifeStyle, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with the Annual Meeting of Stockholders of the Company to be held on June 1, 2023. The Company is providing this supplement solely to correct certain inadvertent errors in the Proxy Statement. Due to certain typographical errors: (i) the 2023 annual meeting date on the headline of the NOTICE OF ANNUAL MEETING OF STOCKHOLDERS was incorrectly given as “April 21, 2023.” The correct meeting date for the 2023 Annual Meeting of Stockholders of the Company is June 1, 2023, as reflected in the AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS attached hereto; and (ii) under the Proposals of Stockholders for 2024 Annual Meeting, Stockholder proposals were incorrectly given as “for 2023 Annual Meeting”, which should be for the 2024 Annual Meeting. The correct year is reflected in the amended Proposals of Stockholders for 2024 Annual Meeting section attached hereto. Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

NOVA LIFESTYLE, INC.

6565 E. Washington Blvd.

Commerce, CA 90040

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 1, 2023

TO THE STOCKHOLDERS OF NOVA LIFESTYLE, INC.:

NOTICE HEREBY IS GIVEN that the 2023 Annual Meeting of Stockholders of Nova LifeStyle, Inc., a Nevada corporation, will be held at the corporate headquarters of Nova LifeStyle, Inc., located at 6565 E. Washington Blvd, Commerce, California 90040 on June 1, 2023, at 10:30 a.m. local time, to consider and act upon the following:

1.	To elect five directors, each to serve until the 2024 Annual Meeting of Stockholders or until such person’s successor is qualified and elected;

2.	To ratify the appointment of WWC, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve the compensation of the named executive officers as disclosed in this Proxy Statement in a non-binding, advisory vote; and

4.	To transact such other business as properly may come before the annual meeting or any adjournments thereof.

Stockholders of record at the close of business on April 10, 2023 are entitled to receive notice of and to vote at the 2023 Annual Meeting and any adjournments thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 6565 E. Washington Blvd, Commerce, California 90040 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

By Order of the Board of Directors

/s/ Thanh H. Lam
Thanh H. Lam
President, Chief Executive Officer and Chairperson of the Board of Directors

Commerce, California

April 26, 2023

Proposals of Stockholders for 2024 Annual Meeting

Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2024 Annual Meeting in accordance with Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), if they are received by the Company on or before December 20, 2023.

Stockholder notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the class and number of shares of Nova LifeStyle, which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his or her capacity as a proponent to a stockholder proposal.

A stockholder’s notice relating to nomination for directors shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Nova LifeStyle, which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in our Proxy Statement, if any, as a nominee and to serving as a director if elected).

Proposals and notices of intention to present proposals at the 2024 Annual Meeting should be addressed to Thanh H. Lam, our Chief Executive Officer, located at 6565 E. Washington Blvd., Commerce, CA 90040.

The Board has not received any stockholder proposals in connection with the 2023 Annual Meeting.